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                                                                    EXHIBIT 4.01

                          VERITAS SOFTWARE CORPORATION

                       2002 EMPLOYEE STOCK PURCHASE PLAN

                      (AS ADOPTED EFFECTIVE MAY 14, 2002)

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                               TABLE OF CONTENTS

                                                               PAGE
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
SECTION 1.  PURPOSE OF THE PLAN.............................     1
SECTION 2.  ADMINISTRATION OF THE PLAN......................     1
     (a) Committee Composition..............................     1
     (b) Committee Responsibilities.........................     1
SECTION 3.  ENROLLMENT AND PARTICIPATION....................     1
     (a) Offering Periods...................................     1
     (b) Purchase Periods...................................     1
     (c) Enrollment.........................................     1
     (d) Duration of Participation..........................     1
     (e) Applicable Offering Period.........................     1
SECTION 4.  EMPLOYEE CONTRIBUTIONS..........................     2
     (a) Frequency of Payroll Deductions....................     2
     (b) Amount of Payroll Deductions.......................     2
     (c) Changing Withholding Rate..........................     2
     (d) Discontinuing Payroll Deductions...................     2
     (e) Limit on Number of Elections.......................     2
SECTION 5.  WITHDRAWAL FROM THE PLAN........................     2
     (a) Withdrawal.........................................     2
     (b) Re-Enrollment After Withdrawal.....................     2
SECTION 6.  CHANGE IN EMPLOYMENT STATUS.....................     2
     (a) Termination of Employment..........................     2
     (b) Leave of Absence...................................     3
     (c) Death..............................................     3
SECTION 7.  PLAN ACCOUNTS AND PURCHASE OF SHARES............     3
     (a) Plan Accounts......................................     3
     (b) Purchase Price.....................................     3
     (c) Number of Shares Purchased.........................     3
     (d) Available Shares Insufficient......................     3
     (e) Issuance of Stock..................................     3
     (f) Tax Withholding....................................     3
     (g) Unused Cash Balances...............................     4
     (h) Stockholder Approval...............................     4
SECTION 8.  LIMITATIONS ON STOCK OWNERSHIP..................     4
     (a) Five Percent Limit.................................     4
     (b) Dollar Limit.......................................     4
SECTION 9.  RIGHTS NOT TRANSFERABLE.........................     5
SECTION 10.  NO RIGHTS AS AN EMPLOYEE.......................     5
SECTION 11.  NO RIGHTS AS A STOCKHOLDER.....................     5
SECTION 12.  SECURITIES LAW REQUIREMENTS....................     5

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
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SECTION 13.  STOCK OFFERED UNDER THE PLAN...................     5
     (a) Authorized Shares..................................     5
     (b) Anti-Dilution Adjustments..........................     5
     (c) Reorganizations....................................     5
SECTION 14.  AMENDMENT OR DISCONTINUANCE....................     6
SECTION 15.  DEFINITIONS....................................     6
     (a) Board..............................................     6
     (b) Code...............................................     6
     (c) Committee..........................................     6
     (d) Company............................................     6
     (e) Compensation.......................................     6
     (f) Corporate Reorganization...........................     6
     (g) Eligible Employee..................................     6
     (h) Exchange Act.......................................     6
     (i) Fair Market Value..................................     6
     (j) Offering Period....................................     6
     (k) Participant........................................     6
     (l) Participating Company..............................     6
     (m) Plan...............................................     6
     (n) Plan Account.......................................     7
     (o) Purchase Period....................................     7
     (p) Purchase Price.....................................     7
     (q) Stock..............................................     7
     (r) Subsidiary.........................................     7

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                          VERITAS SOFTWARE CORPORATION

                       2002 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.  PURPOSE OF THE PLAN.

     The Board adopted the Plan effective as of May 14, 2002. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code.

SECTION 2.  ADMINISTRATION OF THE PLAN.

     (a) COMMITTEE COMPOSITION. The Committee shall administer the Plan. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

     (b) COMMITTEE RESPONSIBILITIES. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

SECTION 3.  ENROLLMENT AND PARTICIPATION.

     (a) OFFERING PERIODS. While the Plan is in effect, two overlapping Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the 24-month periods commencing on each February 16 and August 16.

     (b) PURCHASE PERIODS. While the Plan is in effect, two Purchase Periods shall commence in each calendar year. The Purchase Periods shall consist of the six-month periods commencing on each February 16 and August 16.

     (c) ENROLLMENT. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company at the prescribed location not later than February 15 for the February Offering Period or August 15 for the August Offering Period.

     (d) DURATION OF PARTICIPATION. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 5(a) or reaches the end of the Purchase Period in which his or her employee contributions were discontinued under Section 4(d) or 8(b). A Participant who discontinued employee contributions under Section 4(d) or withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above. A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the earliest Purchase Period ending in the next calendar year, if he or she then is an Eligible Employee.

     (e) APPLICABLE OFFERING PERIOD. For purposes of calculating the Purchase Price under Section 7(b), the applicable Offering Period shall be determined as follows:

          (i) Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (d) above or (C) re-enrollment for a subsequent Offering Period under Paragraph (ii) or (iii) below.

          (ii) In the event that the Fair Market Value of Stock on the first trading day of the Offering Period for which the Participant is enrolled is higher than on the last trading day before the commencement of

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     any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.

          (iii) Any other provision of the Plan notwithstanding, the Company (at its sole discretion) may determine prior to the commencement of any new Offering Period that all Participants shall be re-enrolled for such new Offering Period.

          (iv) When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 4.  EMPLOYEE CONTRIBUTIONS.

     (a) FREQUENCY OF PAYROLL DEDUCTIONS. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

     (b) AMOUNT OF PAYROLL DEDUCTIONS. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than 2% nor more than 10%.

     (c) CHANGING WITHHOLDING RATE. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate shall be effective as soon as reasonably practicable after the Company has received such form. The new withholding rate shall be a whole percentage of the Eligible Employee's Compensation, but not less than 2% nor more than 10%.

     (d) DISCONTINUING PAYROLL DEDUCTIONS. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. Payroll withholding shall cease as soon as reasonably practicable after the Company has received such form. (In addition, employee contributions may be discontinued automatically pursuant to Section 8(b).) A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Company at the prescribed location. Payroll withholding shall resume as soon as reasonably practicable after the Company has received such form.

     (e) LIMIT ON NUMBER OF ELECTIONS. No Participant shall make more than 4 elections, or such lesser number as the Committee prescribes, under Subsection
(c) or (d) above during any Purchase Period.

SECTION 5.  WITHDRAWAL FROM THE PLAN.

     (a) WITHDRAWAL. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at the time specified by the Company. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

     (b) RE-ENROLLMENT AFTER WITHDRAWAL. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(c). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 6.  CHANGE IN EMPLOYMENT STATUS.

     (a) TERMINATION OF EMPLOYMENT. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

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     (b) LEAVE OF ABSENCE.  For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

     (c) DEATH. In the event of the Participant's death, the amount credited to his or her Plan Account shall be refunded through the Company's payroll services to the individual or entity entitled to receive the Participant's final paycheck.

SECTION 7.  PLAN ACCOUNTS AND PURCHASE OF SHARES.

     (a) PLAN ACCOUNTS. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company's general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

     (b) PURCHASE PRICE. The Purchase Price for each share of Stock purchased at the close of a Purchase Period shall be the lower of:

          (i) 85% of the Fair Market Value of such share on the last trading day in such Purchase Period; or

          (ii) 85% of the Fair Market Value of such share on the first trading day of the applicable Offering Period (as determined under Section 3(e)).

     (c) NUMBER OF SHARES PURCHASED. As of the last day of each Purchase Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with
Section 5(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant's Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 5,000 shares of Stock with respect to any Purchase Period nor more than the amounts of Stock set forth in Sections 8(b) and 13(a). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

     (d) AVAILABLE SHARES INSUFFICIENT. In the event that the aggregate number of shares that all Participants elect to purchase during a Purchase Period exceeds the maximum number of shares remaining available for issuance under
Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants have elected to purchase.

     (e) ISSUANCE OF STOCK. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Purchase Period, except that the Committee may determine that such shares shall be held for each Participant's benefit by a broker designated by the Committee. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

     (f) TAX WITHHOLDING. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock under the Plan until such obligations are satisfied.

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     (g) UNUSED CASH BALANCES.  An amount remaining in the Participant's Plan
Account that represents the Purchase Price for any fractional share shall be carried over in the Participant's Plan Account to the next Purchase Period. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 8(b) or Section 13(a) shall be refunded to the Participant in cash, without interest.

     (h) STOCKHOLDER APPROVAL. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company's stockholders have approved the adoption of the Plan.

SECTION 8.  LIMITATIONS ON STOCK OWNERSHIP.

     (a) FIVE PERCENT LIMIT. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

          (i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

          (ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

          (iii) Each Participant shall be deemed to have the right to purchase 5,000 shares of Stock under this Plan with respect to each Purchase Period, or such lesser number as the Committee establishes prior to the start of any Purchase Period.

     (b) DOLLAR LIMIT. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

          (i) In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).

          (ii) In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.

          (iii) In the case of Stock purchased during an Offering Period that commenced in the second preceding calendar year, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the two preceding calendar years.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Purchase Period ending in the next calendar year (if he or she then is an Eligible Employee). In applying the provisions of this
Section 8(b), it is intended that the number of shares purchasable shall be the maximum number permitted by Treas. Reg. Section 1.423-2(i).

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SECTION 9.  RIGHTS NOT TRANSFERABLE.

     The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

SECTION 10.  NO RIGHTS AS AN EMPLOYEE.

     Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 11.  NO RIGHTS AS A STOCKHOLDER.

     A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Purchase Period.

SECTION 12.  SECURITIES LAW REQUIREMENTS.

     Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

SECTION 13.  STOCK OFFERED UNDER THE PLAN.

     (a) AUTHORIZED SHARES. The total number of shares which may be issued in the aggregate under this Plan, the 2002 International Employee Stock Purchase Plan (the "International Plan") and the 1993 Employee Stock Purchase Plan (the "1993 Plan") shall not exceed 21,893,518 shares (subject to adjustment pursuant to this Section 13). Share issuances under the 1993 Plan shall reduce on a share-for-share basis the number of shares available for issuance under this Plan. On January 1 of each year, commencing with January 1, 2003, the aggregate number of shares of Stock available for purchase under this Plan shall automatically be increased by 1% of the total outstanding Stock of the Company as of December 31 of the preceding year, but in no event shall such number exceed 600,000 shares (subject to adjustment pursuant to this Section 13).

     (b) ANTI-DILUTION ADJUSTMENTS. The aggregate number of shares of Stock offered under the Plan, the 5,000-share limitation described in Section 7(c), the 600,000-share limitation described in Section 13(a), and the price of shares that any Participant has elected to purchase shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company's stockholders or a similar event.

     (c) REORGANIZATIONS. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period and Purchase Period then in progress shall terminate and shares shall be purchased pursuant to Section 7, unless the Plan is continued or assumed by the surviving corporation or its parent corporation. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

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SECTION 14.  AMENDMENT OR DISCONTINUANCE.

     The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 13, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation. The Plan shall terminate automatically 20 years after its adoption by the Board, unless (a) the Plan is extended by the Board and (b) the extension is approved within 12 months by a vote of the stockholders of the Company.

SECTION 15.  DEFINITIONS.

     (a) "BOARD" means the Board of Directors of the Company, as constituted from time to time.

     (b) "CODE" means the Internal Revenue Code of 1986, as amended.

     (c) "COMMITTEE" means a committee of the Board, as described in Section 2.

     (d) "COMPANY" means VERITAS Software Corporation, a Delaware corporation.

     (e) "COMPENSATION" means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. "Compensation" shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

     (f) "CORPORATE REORGANIZATION" means:

          (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

          (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets or the complete liquidation or dissolution of the Company.

     (g) "ELIGIBLE EMPLOYEE" means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

     (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (i) "FAIR MARKET VALUE" means the market price of a share of Common Stock, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

     (j) "OFFERING PERIOD" means a 24-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to
Section 3(a).

     (k) "PARTICIPANT" means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(c).

     (l) "PARTICIPATING COMPANY" means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

     (m) "PLAN" means this VERITAS Software Corporation 2002 Employee Stock Purchase Plan, as it may be amended from time to time.

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     (n) "PLAN ACCOUNT" means the account established for each Participant pursuant to Section 7(a).

     (o) "PURCHASE PERIOD" means a six-month period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 3(b).

     (p) "PURCHASE PRICE" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

     (q) "STOCK" means the Common Stock of the Company.

     (r) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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